PROXY

                         MANCHESTER EQUIPMENT CO., INC.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints BARRY R. STEINBERG and JOEL G. STEMPLE, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Manchester Equipment Co., Inc. on April 13, 1999, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

     PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

(reverse side of proxy)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                        MANCHESTER EQUIPMENT CO., INC.

                                APRIL 13, 1999



                Please Detach and Mail in the Envelope Provided

[x] Please mark your
    votes as in this
    example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1) AND (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

                       FOR      WITHHELD
(1) Election of six    [  ]       [  ]    Nominees: Barry R. Steinberg
    (6) Directors to                                Joel G. Stemple
    serve until the                                 Joel Rothlein
    2000 Annual Meeting of Shareholders.            Julian Sandler
                                                    Bert Rudofsky
                                                    Michael E. Russell
 For, except withheld from the
 following nominees:

-------------------------------------

                                                        FOR    AGAINST   ABSTAIN
(2) To ratify the reappointment of KPMG Peat Marwick
    LLP as independent auditors of the Company for the   [ ]     [ ]       [ ]
    year ending July 31, 1999.

(3) Upon any and all business that may come before the annual meeting

     This proxy, which is solicited on behalf of the board of directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE(S)                                   DATE:
            -----------------------------------     ----------------------------
NOTE: Executors, Administrators, Trustees, Etc. should give full title.